As filed with the Securities and Exchange Commission on April 14, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Box Ships Inc.

(Exact name of Registrant as specified in its charter)

Republic of The Marshall Islands	4412	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Box Ships Inc. 15, Karamanli Avenue Voula, 16673 Athens, Greece (011) (30) (210) 8914 600		Seward & Kissel LLP Attention: Gary J. Wolfe, Esq. One Battery Park Plaza New York, New York 10004 (212) 574-1223
(Address and telephone number of Registrant’s principal executive offices)		(Name, address and telephone number of agent for service)

Copies to:

Gary J. Wolfe, Esq. Edward S. Horton, Esq. Seward & Kissel LLP One Battery Park Plaza New York, New York 10004 (212) 574-1223 (telephone number) (212) 480-8421 (facsimile number)	Stephen P. Farrell, Esq. Morgan, Lewis & Bockius LLP 101 Park Avenue New York, New York 10178 (212) 309-6050 (telephone number) (212) 309-6001 (facsimile number)

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  333-173280

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Common Stock, $0.01 par value per share	1,150,000	$12.00	$13,800,000	$1,602.18*
Preferred Stock Purchase Rights (3)			—	—

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.
(2)	The registrant previously registered 11,500,000 shares of common stock on the Registration Statement on Form F-1 (File No. 333-173280). In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form F-1 (File No. 333-173280) is hereby registered.
(3)	Preferred stock purchase rights are not currently separable from the shares of our common stock and are not currently exercisable. The value attributable to the preferred stock purchase rights, if any, will be reflected in the market price of our common stock.
*	Previously paid.

This Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE

This registration statement is being filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form F-1 (Registration No. 333-173280) filed by Box Ships Inc. with the Securities and Exchange Commission, which was declared effective by the Commission on April 8, 2011, are incorporated by reference into, and shall be deemed part of, this registration statement.

PART II: INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8. Exhibits and Financial Statement Schedules

Exhibit Number	Description

5.1	Opinion of Seward & Kissel LLP, United States and Marshall Islands counsel to the Company

23.1	Consent of Seward & Kissel LLP (included in Exhibit 5.1)

23.2	Consent of Deloitte Hadjipavlou, Sofianos & Cambanis S.A.

23.3	Consent of Drewry Shipping Consultants Ltd.

24.1	Powers of Attorney (included on the signature page hereto).

II-1

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece on April 14, 2011.

BOX SHIPS INC.

By:	/s/ Michael Bodouroglou
	Name:	Michael Bodouroglou
	Title:	Chairman, President and Chief Executive Officer

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton or either of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this registration statement, whether pre-effective or post-effective, including any subsequent registration statement for the same offering which may be filed under Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Bodouroglou	Chairman, President and Chief Executive Officer (Principal Executive Officer)	April 14, 2011
Michael Bodouroglou

/s/ Robert Perri	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 14, 2011
Robert Perri

/s/ Dimitar Todorov	Director	April 14, 2011
Dimitar Todorov

/s/ A. Joel Walton	Director	April 14, 2011
A. Joel Walton

/s/ Achilleas Stergiou	Director	April 14, 2011
Achilleas Stergiou

Authorized Representative

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative of the Registrant in the United States, has signed this registration statement in the City of Newark, State of Delaware, on April 14, 2011.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi
By: Donald J. Puglisi Title: Authorized Representative

Exhibit Index

Exhibit Number	Description

5.1	Opinion of Seward & Kissel LLP, United States and Marshall Islands counsel to the Company

23.1	Consent of Seward & Kissel LLP (included in Exhibit 5.1)

23.2	Consent of Deloitte Hadjipavlou, Sofianos & Cambanis S.A.

23.3	Consent of Drewry Shipping Consultants Ltd.

24.1	Powers of Attorney (included on the signature page hereto).